Exhibit 99.1

The following table sets forth consolidated comprehensive income statement data for the periods indicated for TravelCenters of America LLC, which we refer to as the Company or we, us and our.  This data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements and accompanying notes included in Item 15. “Exhibits and Financial Statement Schedules” of our Annual Report on Form 10-K for the year ended December 31, 2011.  We adopted the Financial Accounting Standards Board Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income, or ASU No. 2011-05, on January 1, 2012.  The implementation of this update did not cause any material changes to the Company’s consolidated financial statements, other than the presentation of the consolidated statements of operations and comprehensive income.  The following consolidated statement of operations and comprehensive income data for the years ended December 31, 2011 and 2010, is provided below to comply with the retrospective application requirement of ASU No. 2011-05.  Amounts are in thousands.

Consolidated Statement of Operations and Comprehensive Income Data:

	Year Ended December 31,
	2011	2010
Net income (loss)	$23,574	$(66,690)

Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax of $(55) and $132, at December 31, 2011 and 2010, respectively	(59)	378
Other comprehensive income (loss)	(59)	378

Comprehensive income (loss)	$23,515	$(66,312)